Exhibit 99.1

2005 Executive Management Bonus Plan

	Bonus Potential for 2005		Bonus Component Weighting
Name	(as a % of base salary on December 31, 2005)		(as a % of total bonus opportunity)
	On Target
	(assumes Financial	Maximum
	& Non-Financial	(assumes Financial
	Objectives are on	& Non-Financial
	target but do not	Objectives exceed	Financial	Non-Financial
	exceed target)	target)	Component	Component
S. Clark*
S Crane	66 2/3%	100%	80%	20%
R D’Arcy	66 2/3%	100%	80%	20%
J King	66 2/3%	100%	80%	20%
A. Loew	50%	75%	80%	20%

*Mr. Clark’s bonus potential and bonus component weighting to be discussed and approved at an upcoming meeting of the Board of Directors.

COMPONENT MEASUREMENTS & WEIGHTINGS

IDCO Plan
Measurement	Weighting
IDCO Revenue	30%
IDCO Operating Margin	30%
IDCO Cash Conversion	20%
Non-Financial Measures	20%

100%